AGREEMENT OF LEASE

         AGREEMENT OF LEASE, made as of the Twenty-second day of April, 1999, by and between ERIKA REALTY TRUST, 100 North Front Street, New Bedford, Massachusetts 02741 (hereinafter called "Landlord"), and ARIS INDUSTRIES, INC., a corporation, organized and existing pursuant to the laws of the State of New York, and having a usual place of business at 1411 Broadway, New York, New York 10018 (hereinafter called "Tenant").

                              W I T N E S S E T H:

         1.  DEMISED PREMISES:

         1.01 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, during the term hereof, the premises (hereinafter referred to as the "Demised Premises") suitably identified as:

         The entire 4 story mill building and 3 story annex located at 89 West Rodney French Boulevard, New Bedford, Massachusetts and containing approximately 300,000 square feet of floor space as shown on plan attached hereto as Exhibit "A" and made a part hereof. The building complex in which the Demised Premises is located is hereinafter referred to as the "Mill".

         1.02 Tenant shall have, as appurtenant to the Demised Premises, the non-exclusive right in common with others to use and permit its employees to use public or common areas and facilities, parking areas, and roadways in the Mill, but such right, shall always be subject to reasonable rules and regulations from time to


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time established by Landlord by suitable notice, which shall be required of all tenants and enforced uniformly, but which shall not increase Tenant's obligations, either monetary or otherwise, nor diminish Tenant's rights hereunder and subject to the right of Landlord to designate and change from time to time areas and facilities so to be used, upon reasonable consent of Tenant. Landlord guarantees to Tenant that at least 90% of the parking spaces in the Mill will be available to Tenant.

         2.  TERM.

         2.01 The term of this lease shall be five (5) years and shall commence June 1, 1999 (the "Commencement Date") and terminate on May 31, 2004.

         3.  RENT.

         3.01 During the first year of the lease term yielding and paying therefor the yearly rent of Four Hundred Eighty Thousand ($480,000.00) Dollars, (hereinafter the "Fixed Rent"), payable in equal monthly installments of Forty Thousand ($40,000.00) Dollars, on the first day of each month, in advance.

         3.02 During the second year of the lease term yielding and paying therefor the yearly rent of Five Hundred Thousand ($500,00.00) Dollars, (hereinafter the "Fixed Rent"), payable in equal monthly installments of Forty-one Thousand Six Hundred Sixty-six and 66/100 ($41,666.66) Dollars on the first day of each month, in advance.


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         3.03 During the third year of the lease term yielding and paying therefor the yearly rent of Five Hundred Sixty-three Thousand Three Hundred Thirty-three and 34/100 ($563,333.34) Dollars, (hereinafter the "Fixed Rent"), payable in equal monthly installments of Forty-six Thousand Nine Hundred Forty-four and 44/100 ($46,944.44) Dollars.

         3.04 During the fourth and fifth years of the lease term, yielding and paying therefor the yearly rent of Six Hundred Twenty-nine Thousand Three Hundred Thirty-three and 34/100 ($629,333.34) Dollars, (hereinafter the "Fixed Rent"), payable in equal monthly installments of Fifty-two Thousand Four Hundred Forty-four and 44/100 ($52,444.44) Dollars, on the first day of each month, in advance.

         4.  USE OF PREMISES:

         4.01 Tenant may use and occupy the Demised Premises thereon as a clothing distribution center, warehouse and uses incidental thereto or any other lawful purpose. No trade or occupation shall be carried on upon the demised premises or use made thereof, which shall be unlawful, or contrary to any law of the Commonwealth of Massachusetts or of the United States of America, or any ordinance or by-law, for the time being in force, of the City of New Bedford or injurious to any person or property.

         4.02 Tenant will not permit any other persons to do anything or, bring anything in or upon the Demised Premises or to be kept


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therein, which will in any way increase the rate of fire insurance of the Mill, nor use or permit the Demised Premises to be used for any purpose which would cause an increase in the rate of fire insurance of the Mill.

         4.03 Tenant represents that it shall not cause, nor permit, any oil, friable asbestos, hazardous waste, hazardous material, or other waste or material regulated or limited by applicable federal, state, or local environmental law or regulation ("Hazardous Material") to be spilled, placed, held, located or disposed of on, under, or about the Demised Premises in violation of any said laws or regulations.

         5.  TAXES, WATER AND SEWER:

         5.01 In addition to the annual rental provided for in Article 3 hereof, Tenant agrees to pay to Landlord as additional rent, in monthly installments, Tenant's Proportionate Share (as hereinafter defined) of all real property taxes, payments in lieu of taxes, if any, water and sewer rents, rates and charges, and assessments, which may be levied or assessed against the Mill by any lawful authority for the period of term of this Lease. Tenant's Proportionate Share in this article and other articles hereinafter shall be equal to ninety-six (96%) per cent based upon the Mill consisting of 312,500 square feet. Should the Commonwealth of Massachusetts or any political subdivision thereof or any governmental authority having jurisdiction thereover, impose a tax


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and/or assessment (other than a net income or franchise tax) upon or against the rental payable by a tenant in the Mill to Landlord, or any other tax which is intended in whole or in part as a substitute for the current method of real estate taxation, such tax and/or assessment shall be deemed to constitute a tax and/or assessment against the Mill for the purpose of this Article.

         5.02 Upon receipt of all tax bills and assessment bills attributable to any period during the term hereof, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's proportionate share of the taxes and assessments of such period, along with a copy of said bills. If the total amount paid by Tenant under this Article during the term of this Lease shall be less than the actual amount due from Tenant for any period thereof, as shown on such statement, Tenant shall pay to Landlord the deficiency within ten (l0) days after demand therefor by Landlord; and if the total amount paid by Tenant hereunder for any such calendar year shall exceed such amount due from Tenant for such period, Tenant shall be entitled to offset the excess against payments next thereafter becoming due under this Article 5 or Tenant, at its option, may receive a refund from Landlord within ten (10) days after request therefor by Tenant. For the year in which this Lease commences and terminates, the provisions of this Article shall apply and Tenant's liability for its proportionate share of the taxes and assessments for any such period shall be


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subject to a pro rata adjustment based on the number of days of any such period during which the term of this Lease is in effect. Landlord's and Tenant's obligations under this Article shall survive the expiration of the term of this Lease.

         5.03 Tenant may endeavor to contest any tax or assessment against the said Mill or to obtain a reduction in the assessed valuation upon the said Mill for the purpose of reducing any such tax assessment. During the contest of any tax or assessment, Tenant shall pay its proportionate share of the tax or assessment as billed, and shall receive a proportionate rebate of any payments after expenses in the event such contest is successful.

         5.04 Nothing herein contained is intended to make the Tenant responsible for franchise, corporate or partnership taxes which are levied on the Landlord, including excise, inheritance, capital levy, transfer or income, profits or revenue, upon income of Landlord, except that, in the event of the passage of any statute, act or law as the result of which Landlord becomes obligated to pay any income tax or any other tax, charge, levy, assessment or imposition, in lieu or place of any general tax, school tax, or other real estate tax or assessment ("Substitute Tax"), which would otherwise be levied against and/or become a lien upon the Mill, such Substitute Tax shall be payable by Tenant as provided for by this Article 5; provided that such Substitute Tax is in lieu of the


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taxes and assessments chargeable against Tenant under Section 5.01 hereof.

      6. INSURANCE:

         6.01 Landlord agrees to carry, or cause to be carried, during the term hereof, public liability insurance on the common areas of the Mill naming Tenant as an additional insured. Landlord also agrees to carry during the term hereof insurance for fire, extended coverage, vandalism, malicious mischief, and such other hazards as Landlord's first mortgagee may require, insuring the improvements located on Landlord's property in the Mill, including the Demised Premises and all appurtenances thereto (excluding Tenant's merchandise, trade fixtures, furnishing, equipment, personal property and Tenant's work) for not less than the full insurable value thereof. During the term of this Lease, Tenant shall be liable for Tenant's Proportionate Share of any premiums associated with the cost of Landlord carrying such insurance required by this
Article 6, payable in monthly installments.

         6.02 Tenant agrees to carry public liability insurance on the Demised Premises during the term hereof, naming Landlord as additional insured, for limits of not less than Three Million ($3,000,000.00) Dollars for personal injury or death and property damage insurance for not less than One Million ($1,000,000.00) Dollars arising out of any one occurrence and providing that Landlord and Tenant shall be given a minimum of thirty (30) days'


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written notice by the insurance company prior to cancellation, termination or change in such insurance. Tenant further agrees to carry insurance against fire and such other risks as are from time to time included in standard extended coverage insurance, for the full insurable value covering all of tenant's merchandise, trade fixtures, furnishings, wall covering, carpeting, drapes, equipment, Tenant's work, and all other items of personal property of Tenant located on or within the Demised Premises. Tenant shall provide Landlord with copies of the policies or certificates evidencing that all insurance coverage provided for herein is in full force and effect and stating the terms thereof.

         6.03 (a) Tenant hereby releases Landlord, to the extent of Tenant's insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of Landlord or its agents, provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as Tenant's policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of Tenant to recover thereunder. Tenant agrees that its fire and other casualty insurance policies will include such a clause. Tenant agrees that it shall keep its


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fixtures, equipment and leasehold improvements insured against loss or damage by fire with the usual extended coverage.

         (b) Landlord hereby releases Tenant, to the extent of Landlord's insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of Tenant or its agents, provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as Landlord's policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of Landlord to recover thereunder. Landlord agrees that its fire and other casualty insurance policies will include such a clause.

      7. SERVICES:

         7.01 The Landlord shall furnish reasonable heat as required for the comfortable occupancy of the Demised Premises during the usual heating season, from 8:00 a.m. to 6:00 p.m. on business days. The Landlord shall not be liable for consequential damages by reason of its failure to supply such heat, unless such failure is due to any act or failure to act on the part of the Landlord. Upon notice from Tenant that heat is not being provided, Landlord shall use due diligence to restore heat to the premises as soon thereafter as reasonably possible.


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         7.02 In addition to the annual rental provided for in Article 3 hereof,
Tenant agrees to pay to Landlord as additional rent, monthly, Tenant's Proportionate Share of all cost of heating and maintaining the heating system and boilers of the Mill.

         7.03 Landlord shall provide to the Demised Premises cold water for ordinary drinking, cleaning and lavatory purposes.

         7.04 Landlord shall not unreasonably withhold or delay its consent to an alteration consisting of the installation of an air conditioning system to service the Demised Premises.

      8. ALTERATIONS:

         8.01 Tenant may not make any alterations or additions in or to the Demised Premises without the consent of Landlord, which approval shall not be unreasonably withheld or delayed.

         8.02 Landlord shall not unreasonably withhold or delay its consent to any proposed alterations with respect to which Landlord's consent is required, provided that such alterations (i) do not adversely affect the building systems (except to the extent necessary to tie into the building systems), (ii) do not adversely affect the exterior of the Mill, (iii) do not reduce the value or utility of the Mill and (iv) do not violate the certificate of occupancy for the Mill or the Demised Premises.

         8.03 Landlord will make no change, and will prevent any change to be made by any "Person", in the arrangement and/or location of entrances or passageways, doors and doorways,


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corridors, elevators, stairs, toilets, or other public parts of the Mill which will adversely affect, in any manner, Tenant's use and enjoyment of the Demised Premises, unless required by law to do so.

         8.04 If Landlord shall fail to disapprove Tenant's plans and specifications for any alteration within ten (l0) business days, or within five
(5) business days with respect to any resubmission of disapproved plans (provided the same shall be of a scope and detail reasonably susceptible of review in such period), after Landlord's receipt thereof, Landlord shall be deemed to have approved such plans and specifications. Any disapproval given by Landlord shall be accompanied by a statement in reasonable specificity of the reasons for such disapproval, itemizing those portions of the plans so disapproved. Anything contained herein to the contrary notwithstanding, Tenant shall have the right to submit to Landlord layouts, drawings and schematic plans preparatory to the preparation of the preliminary and final plans and specifications for any alteration, and Landlord shall either approve or disapprove such layouts, drawings or schematic plans within ten (10) business days after receipt thereof. If Landlord shall fail to disapprove such layouts, drawing or schematic plans within such period, the same shall be deemed approved. Notwithstanding any such approval, Landlord shall not be deemed to have waived its right to disapprove the final plans and specifications for such alteration, provided that Landlord shall not disapprove the final plans and


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specifications to the extent they shall have been prepared based upon the layouts, drawings and schematic plans which Landlord shall have previously approved and are not inconsistent therewith. Any dispute regarding the reasonableness of Landlord's withholding of its consent to Tenant's plans and specifications, or any portion thereof, may be submitted to arbitration by either party pursuant to Article (33) of this Lease.

      9. REPAIRS AND COST OF MAINTENANCE PERSONNEL:

         9.01 The Tenant shall take good care of the Demised Premises, maintain same and shall, at Tenant's own cost and expense, make all repairs, except repairs to the roof, foundation, exterior walls and other load bearing elements of the Demised Premises and normal maintenance and repair of the mechanical systems (i.e., electrical, plumbing, heating, etc.) serving the Demised Premises, which shall be Landlord's responsibility, and at the end or other expiration of the term, shall deliver up the Demised Premises in good order and condition, damage by the elements, normal wear and tear and damage not caused by Tenant, its agents, employees and contractors excepted. Tenant shall keep all water closets and drains located within and servicing the Demised Premises free from obstructions.

         9.02 In addition to the annual rental provided for in Article 3 hereof, Tenant agrees to pay to Landlord as additional rent, in monthly installments, Tenant's Proportionate Share of the cost of the Landlord's maintenance personnel employed exclusively in


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connection with the Mill, including all employer's taxes, insurance and employee fringe benefits.

         9.03 Landlord shall repair and maintain the parking lot and land around the Mill, the roof, foundation, exterior walls and other load-bearing elements of the Demised Premises and supply labor for the normal maintenance and repair of the mechanical systems (i.e., plumbing and heating, but excluding electrical and sprinkler system repairs) unless such maintenance or repairs are required in whole or in part because of any act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees in which case Tenant shall reimburse Landlord for the reasonable cost of such maintenance and repairs upon Landlord's completion of any such maintenance and repairs.

     10. DESTRUCTION BY FIRE OR OTHER CASUALTY:

         10.01 In the event the Demised Premises are hereafter damaged or destroyed or rendered partially untenantable for their accustomed uses by fire or other casualty insured under the coverage which Landlord is obligated to carry pursuant to Article 6, then Landlord shall promptly repair said premises and restore the same to substantially the condition in which they were immediately prior to the happening of such casualty (excluding wall; and floor covering), and from the date of such casualty until the Demised Premises are so repaired and restored, annual rental payments and all other charges and items of additional rental


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payable hereunder, shall abate in such proportion as the part of the Demised
Premises thus destroyed or rendered untenantable bears to the total Demised Premises, provided Tenant may elect to terminate if Tenant will not be either
(i) furnished reasonably suitable substitute space or (ii) be restored to possession of Demised Premises within sixty (60) days after the date of destruction. If Landlord elects not to repair then this Lease shall terminate as of the date of destruction. In the event fifty (50%) per cent or more of the Demised Premises be hereafter destroyed or rendered untenantable by fire or other casualty during the last year of the term of this Lease, then Landlord or Tenant shall have the right to terminate this Lease effective as of the date of such casualty, by giving to the other party hereto, within thirty (30) days after the happening of such casualty, written notice of such termination. If said notice be given within said thirty (30) day period, this Lease shall terminate and annual rental and all other charges and items of additional rental shall abate as aforesaid from the happening of such casualty, and Landlord shall promptly repay to Tenant any rental theretofore paid in advance which has not been earned as the date of such casualty. Except as herein expressly provided to the contrary, this Lease shall not terminate nor shall there be any abatement of rent or other charges or items of additional rent as the result of a fire or other casualty. In determining what constitutes prompt repair


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of the Demised Premises consideration shall be given to the delays caused by strikes, adjustment of insurance and other causes beyond Landlord's control. Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair or restoration of the damage to the Demised Premises after the occurrence of such damage or destruction by reason of acts of God or war, governmental restrictions, inability to procure the necessary labor or materials, strikes, or other uses beyond the control of Landlord, the time for Landlord to commence or complete repairs shall be extended, provided, at the election of Landlord or Tenant, Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligation under this Lease as of the end of four (4) months from date of destruction, if repairs required to provide Tenant use of the Demised Premises are not then substantially complete. Any such election shall be by written notice delivered to the other party.

         10.02 If, however, the building of which the Demised Premises are a part shall be substantially damaged or destroyed by fire or casualty, or if, as a result of a risk not covered by the forms of hazard insurance at the time then customarily carried on like improvements in the locality in which the Demised Premises are located the Demised Premises are substantially damaged, Landlord shall promptly restore, (consistent, however, with zoning laws and


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building codes then in existence), the Demised Premises to substantially the condition thereof at the time of such damage, unless Landlord, within thirty
(30) days after such loss, gives notice to Tenant of Landlord's election to terminate this Lease. If Landlord shall give such notice, then this Lease shall terminate as of the happening of such casualty with the same force and effect as if such date were the date originally established as the expiration date hereof.

         Further, if there shall be substantial damage or destruction from any cause to the Mill building within which the Demised Premises are a part to such extent that continued operation of the Mill would be uneconomical, Landlord or Tenant shall have the right, within thirty (30) days after such damage, to terminate this Lease by suitable notice to the other in which is stated a date as of which this Lease shall terminate, and this Lease shall terminate as of the date so stipulated as if the same were the date originally established as the expiration date hereof. The term "substantial damage" or destruction as used herein, shall refer to damage of such a character that the same cannot, in ordinary course, reasonable be expected to be repaired within thirty (30) days from the time that such work would commence.

     11. SIGNS:

         11.01 Pursuant to and in compliance with any legal requirements, Tenant shall have the right, at its expense, to


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install and maintain a sign or signs on the exterior of the Mill, or on the land around the Mill. Tenant, at its expense, shall obtain prior to the erection of any sign, such permits as Tenant may be required to obtain from any and all public authorities having jurisdiction with respect to the erection, installation, maintenance or use of said sign. Landlord agrees to cooperate with Tenant in the obtaining of any such permits but shall not be required to incur any costs or expenses in connection therewith. Tenant shall, at its expense, maintain and repair the said signs in compliance with all legal requirements. In addition, Tenant shall have the right, without the consent of Landlord, but subject to Landlord's reasonable approval, to place reasonable signage within the Demised Premises. The size, design, character and location of any of Tenant's signs shall be subject to reasonable approval by the Landlord. Approval of all signs shall be in writing by Landlord. In the case that Landlord shall deem it necessary to remove any such sign or signs in order to make any other repairs or alterations or improvements in or upon the Demised Premises or building or any part thereof, the Landlord shall have the right to do so, providing the same be removed and replaced at the Landlord's expense, whenever the said repairs, alterations or improvements shall be completed.

         11.02 Upon termination of this Lease by expiration or otherwise, Tenant shall remove all of its signs, interior and


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exterior, within thirty (30) days after such termination and shall repair to
Landlord's reasonable satisfaction any damage caused by such removal, normal wear and tear excepted.

     12. UTILITIES:

         12.01 Tenant shall pay all rates and charges for the use of electricity, telephone, gas and other services rendered to the Demised Premises. Tenant shall pay Tenant's Proportionate Share of sewer and water bills.

     13. ASSIGNMENT OF LEASE:

         13.01 Tenant may not sublet or assign this Lease without the Landlord's consent, which consent shall not be unreasonably withheld or delayed, except that Tenant need not obtain Landlord's prior written consent for the assignment or sublet of its leasehold interest in the event that it wishes to assign or sublease same to a subsidiary or affiliate or to any entity into which Tenant is merged, with which Tenant is consolidated, or which acquires all or substantially all of the assets of Tenant for the use set forth in Article 4 hereof. It is further agreed that no assignment or sublease shall be effective unless the assignee or sublessee agrees directly with the Landlord to perform Tenant's obligations under this lease. Notwithstanding any permitted assignment or subletting, no further assignment or subletting may be made without Landlord's consent and, except as set forth herein, Tenant shall remain fully and liable for the payment of all rent, additional


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rent and the performance of all the terms, covenants and conditions contained herein in the event Tenant's assignee or sublessee defaults under the terms of Tenant's lease. Except as set forth herein, Landlord's dealing with an assignee or sublessee shall not affect the contingent liability of the Tenant under this Lease.

         13.02 Tenant shall have the right, without the prior written consent of Landlord, to sublet any part or all of the Demised Premises for the purposes permitted by this Lease, and for such term of years, and on such terms and conditions, as Tenant shall determine subject to Landlord's reasonable consent; provided, however, that (i) the subletting shall end no later than one (l) day before the Expiration Date (or any extended expiration date, in the even Tenant shall have exercised its right to extend the term of this Lease); (ii) the proposed sublease shall contain a provision stating that it is expressly subordinate to this Lease; (iii) the proposed sublease shall be for general warehouse, and uses incidental thereto, only and for no other purpose, and shall otherwise comply with the provisions of this Lease; and (iv) prior to the execution of any proposed sublease, Tenant shall have delivered copies of the proposed sublease to Landlord.

         13.03 (a) Notwithstanding anything contained in this Article 13 to the contrary, as along as Tenant is not then in default under any of the material terms, covenants or conditions of this Lease on Tenant's part to be observed or performed beyond any applicable


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grace period provided for in this Lease for the curing of such default, Tenant named herein, or any subsidiary or affiliate of Tenant named herein to whom this Lease is assigned, shall have the right, subject to the provisions of this
Section 13.03 to assign Tenant's interest in this Lease to a "Qualified Purchaser" (as hereinafter defined), in connection with a "Qualified Transfer" (as hereinafter defined).

              (b) For the purposes of this Section 13.03 a "Qualified Purchaser" shall mean any person, corporation, partnership, or other business entity which shall meet the following criteria:

                  (1) (A) such person, partnership, business entity or corporation shall comply with the "Qualified Purchaser's Net Worth Requirement" (as determined in accordance with the provisions of subsection (f) of this Section 13.03 after consummation of the subject Qualified Transfer, or (B) if such corporation does not meet the Qualified Purchaser's Net Worth Requirement set forth in subdivision (A) above but is a subsidiary of another corporation (referred to herein as the "Parent") then Parent shall (x) comply with the Qualified Purchaser's Net Worth Requirement after consummation of the subject Qualified Transfer and (y) unconditionally guarantee the full and complete performance and observance of all of Tenant's obligations under the Lease; and


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                  (2) such Qualified Purchaser shall use the Premises for
general warehouse use only, and shall otherwise comply with the terms of this Lease.

              (c) For the purposes of this Section 13.03 a "Qualified Transfer" shall be deemed to mean an assignment or transfer of Tenant's interest in this Lease to a Qualified Purchaser for a good business purpose including an assignment or transfer in connection with the sale of the assets of Tenant.

              (d) No such assignment shall be valid, unless, within ten (10) business days prior to the execution and effective date thereof (or if otherwise required by law, promptly after the public announcement of the Qualified Transfer), Tenant shall deliver to Landlord (1) a duplicate original instrument of assignment and assumption of Tenant's interest in this Lease and (2) if the Qualified Purchaser has satisfied the Qualified Purchaser's Net Worth Requirement set forth in subsections (b), (c) and (f) of this Section 13.03 based upon the Qualified Purchaser's Net Worth of its Parent, then the Qualified Purchaser shall cause said Parent to execute and deliver to Landlord a guarantee in form and substance reasonably satisfactory to Landlord in which said Parent shall unconditionally guarantee the full and complete performance and observance of all of Tenant's obligations under this Lease.

              (e) At the time of the proposed assignment or transfer constituting a Qualified Transfer (or if otherwise required by law,


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promptly after the public announcement of the Qualified Transfer), Tenant shall deliver to Landlord a detailed statement of the financial condition of the proposed Qualified Purchaser (or the Parent), prepared in accordance with generally accepted accounting principles applied on a consistent basis, by a firm of reputable independent certified public accountants, which statements shall reflect the financial condition of the aforesaid proposed Qualified Purchaser (or the Parent) at that time.

              (f) For the purposes of this Section 13.03 the term "Qualified Purchaser's Net Worth Requirement" shall mean that a Qualified Purchaser shall have a net worth of not less than TEN MILLION and 00/100 ($10,000,000.00) DOLLARS after the completion of the assignment or transfer which is the subject of the Qualified Transfer as shown on the proposed Qualified Purchaser's latest financial statement prepared in accordance with the requirements of subsection
(e) above; and Qualified Purchaser shall have a credit rating equal to or better than Tenant at the time of the assignment as determined by a nationally recognized, independent corporation such as Dunn & Bradstreet Corporation.

              (g) In the event of an assignment pursuant to this Section 13.03, Tenant shall be relieved of all obligations and responsibilities under this Lease which accrue on and subsequent to the date of such assignment.

     14. ELEVATORS:


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


         14.01 The Tenant shall have the right, to use the elevators in the Mill. The elevators shall be kept in ordinary repair by the Landlord but it is understood and agreed that the Landlord assumes no obligation to the Tenant for failure to keep the elevators in such repair, unless same is caused by wilful negligence of the Landlord, its agents or servants; however, the Landlord shall use reasonable diligence to restore said elevator systems on notice of the need therefor and as soon thereafter as reasonably possible. The Landlord shall not be liable for consequential damages by reason of its failure to keep the elevators in such repair. Any expense of use and maintenance and repair of the elevators shall be borne by the Tenant, including, but not limited to elevator maintenance contracts.

     15. LANDLORD'S RIGHT TO ENTER UPON THE PREMISES:

         15.01. The Tenant shall allow the Landlord and its agents free access to the demised premises during reasonable hours, for the purpose of ascertaining if same are in good repair and for exhibiting the premises to prospective purchasers; and during the last six (6) months of the term, to prospective tenants. Landlord shall give Tenant 24 hours notice of its intention to exhibit the Premises to prospective purchasers or prospective Tenants.

     16. LANDLORD NOT LIABLE FOR DEFECTS:

         16.01 During the continuance of this lease and thereafter, all merchandise, furniture and property of every kind and nature which may be upon the Demised Premises or elsewhere in the Mill, as well as all property that may be brought to the said premises by or for the Tenant, is to be at the sole risk and hazard of the Tenant and if the whole or any part thereof is destroyed or damage by fire, water, or otherwise, or by the use of abuse of water, or by the leaking or bursting of water pipes or sprinkler pipes, or in any other way or manner, no part of the said loss or damage to said property or to the business of the Tenant is to be charged to, or borne by, the Landlord in any case whatever, except as may be limited by Chapter 445 of the Massachusetts Acts of 1945.

     17. LIABILITY FOR INJURY:

         17.01 Each party will save the other party harmless and keep it exonerated from all loss, damage, liability ,or expense occasioned or claimed by reason of acts or neglects of the other party or of its employees, or of independent contractors engaged or paid by the other party, on or about the Demised Premises, or the elevators and approaches thereto, or by reason of any neglect or misuse of the Demised Premises or the elevators and approaches thereto.

     18. COVENANTS TO PAY RENT, ETC., DEFAULT:

         18.01 The Tenant shall pay said rent and other charges at the times and in the manner hereinbefore set forth, and in case of failure on the Tenant's part to pay any installment of Fixed Rent for ten (10) business days after notice, or in the payment when due of any other items of rent and such default shall continue for ten (10) business days after notice of such default is given to Tenant, or in case of the failure of the Tenant to keep or perform any covenant or agreement contained in this lease, on the Tenant's part to be kept or performed, other than the payment of rent and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days and Tenant shall not commence within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default, then and in any of said cases the Landlord may, immediately or at any time thereafter, notwithstanding any license or wavier of any former breach or waiver of the benefit thereof or consent in a former instance, without demand or notice, in person or by agent or attorney, enter into and upon the demised premises or any part thereof in the name of the whole, and repossess the same as of its former estate, and expel the said Tenant and those claiming under it and remove their effects, without being taken or deemed guilty of any manner of trespass, and without prejudice to any rights of the Landlord, to recover for arrears of rent or damages for any breach of covenant hereunder or to the Landlord's other remedies therefor, and upon entering as aforesaid this lease shall terminate. The Tenant covenants that in case of any such termination or of termination under the provisions of law for the Tenant's default, the Tenant will be and remain liable to the Landlord for, and will indemnify the Landlord against all loss of Fixed Rent and Additional Rent sustained by the Landlord during the remainder of the term under this lease by reason of such termination or on account of the premises remaining vacant or being let for a less rent during such remaining term; or, at the election of the Landlord, the Tenant shall upon such termination, pay to the Landlord as damages such amount as, at the time of such termination, represents the difference between the rental value of the Demised Premises for the remainder of such term and any extension thereof, and the rent and any other payments herein provided to be paid to the Landlord by the Tenant, both discounted to present worth at the then current "base" rate charged by Citibank N.A., or its successor, as of the date the Lease is terminated, less the aggregate amount of rent theretofore collected by Landlord in the event of a reletting of the Demised Premises after such termination. For purposes of this Section 18.01, Landlord shall use reasonable efforts to mitigate its damages.

     19. FIXTURES:

         19.01 All fixtures, (other than Tenant's trade fixtures), equipment, improvements, and appurtenances attached to, or built in to, the space herein demised at the commencement of or during the term, whether by the Landlord at its own expense or at the expense of the Tenant, or by the Tenant shall be and remain part of the premises and shall not be removed by the Tenant at the end of the term unless otherwise specifically provided in this lease. All electric, plumbing, heating, sprinkler, telephone, telegraph, fixtures (other than Tenant's trade fixtures) and outlets, partitions, railings, gates, doors, vaults, paneling, molding, shelves, radio wires, cork, rubber, linoleum and composition floors, ventilating, silencing, air-conditioning, and cooling equipment, shall be deemed to be included in such fixtures, equipment improvements, and appurtenances. If furnished by or at the expense of the Tenant, all carpets, wind deflectors, electric fans, water coolers, furniture, trade fixtures and business equipment shall not be deemed to be included in such fixtures, equipment, improvements, and appurtenances, and may be removed by the Tenant upon condition that such removal does not materially damage the building and upon condition also that the cost of repairing any damage to the premises of the building arising from such removal shall be paid by the Tenant, normal wear and tear and damage not caused by Tenant excepted.

         19.02 Notwithstanding anything to the contrary, unless otherwise agreed to, at the expiration of the Lease, or sooner termination thereof, the Tenant shall remove at the Tenant's own expense, such or all erections, additions and improvements to or upon the demised premises and such or all fixtures, fittings and appliances therein that are a part of the real estate, which have been installed by the Tenant, which the Landlord at the time of the making of such alteration, erection or improvement directed the Tenant to remove. Upon said removal the Tenant shall repair any defect or make good any damage caused by said removal, normal wear and tear excepted. Landlord hereby agrees that upon the expiration of this Lease, Tenant shall not be required to remove any alteration, improvement or erection existing in the Demised Premises on the Commencement Date.

     20. SURRENDER:

         20.01 In accordance with Article 19 hereof, Tenant shall at the expiration or other termination of this lease remove all of Tenant's goods and effects from the demised premises, including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by Tenant, either inside or outside the demised premises. Tenant shall deliver to Landlord the demised premises and all keys, locks thereto, and other fixtures (subject to Article 19 hereof) connected therewith and all alterations and additions, made to or upon the demised premises, broom clean and in the same condition as they were at the commencement of the term, or as they were put during the term hereof, reasonable wear and tear and damage by fire or other casualty and damage not caused by Tenant only excepted. In the event of Tenant's failure to remove any of Tenant's property from the demised premises, Landlord is hereby authorized, without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of the property at Tenant's expense, or to retain the same under Landlord's control or to sell at public or private sale, without notice, any or all of the property not so removed and to retain the net proceeds of such sale without any liability to account to Tenant therefor, or Landlord may, if it so desires, destroy such property.

     21. WAIVER OF BREACH, ETC.:

         21.01 No waiver by the Landlord or Tenant and no assent, express or implied, to any breach on the part of the other party of any covenant, agreement, condition, or duty shall ever be held or construed as a waiver of or consent to any other breach of the same or of any other covenant, agreement, condition, or duty. In the event of a breach by the Tenant of any covenant, agreement, condition or duty which is conditioned upon the consent or approval of the Landlord, neither the acceptance of rent by the Landlord nor failure by the Landlord to take action on account of such breach or to enforce its rights resulting therefrom, shall be deemed a waiver, but such breach shall be a continuing breach until the written consent or approval of the Landlord is obtained.

     22. MISCELLANEOUS:

         22.01 The rights and remedies of the Landlord and Tenant provided in this lease are cumulative and are additional to any and all rights and remedies the other party may have otherwise by law or by statute present or future.

         22.02 (a) Subject to Section 22.02 (b) hereof, this lease is subject and subordinate to all ground or underlying leases and mortgages which may now or hereafter affect the real property of which demised premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. In confirmation of such subordination, the Tenant shall execute promptly any certificate or instrument that the Landlord may request, upon receipt by Tenant of a Nondisturbance Agreement from the holder of any such ground or underlying lease or mortgage.

              (b) The subordination of this Lease to any superior leases or superior mortgages is expressly conditioned upon the receipt by Tenant of a so-called "Nondisturbance Agreement" by which the holder(s) of any such superior mortgages or superior leases agree (using its customary and usual form) that so long as there is not an Event of Default under the terms of this Lease, this Lease shall not be terminated nor shall Tenant's rights hereunder be disturbed as a result of any default under any such superior mortgages or superior leases or, in respect of any Superior mortgages, foreclosure of the same.

         22.03 Should any of the provisions of this lease be held ineffectual or invalid for any reason, no other portion or provision of this lease shall be invalidated, or affected thereby, but this lease shall be construed as if such invalidated provision had not been herein contained.

         22.04 The Landlord or the Landlord's agents have made no representation or promises with reference to the Mill or the demised premises, except as herein expressly set forth.

         22.05 Any notice from Landlord to Tenant shall be deemed duly served if delivered by hand (against a signed receipt) or mailed registered or certified mail, return receipt requested, postage prepaid, or by Federal Express or other reputable carrier, addressed to Tenant (a) at Tenant's address set forth in this Lease, Attention: Chief Operating Officer, with a copy to Robert W. Forman, Esquire, Shapiro Forman & Allen LLP, 380 Madison Avenue, New York, NY 10017 if mailed prior to Tenant's taking possession of the Demised Premises, or (b) at the Demised Premises, Attention: Warehouse Manager, if mailed subsequent to Tenant's taking possession of the Demised Premises, or (c) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Demised Premises, in each case with a copy to Tenant at Tenant's address set forth in this Lease,
Attention: Chief Operating Officer, with a copy to Robert W. Forman, Esquire,

Shapiro Forman & Allen LLP, 380 Madison Avenue, New York, NY 10017. Any notice from Tenant to Landlord shall be deemed duly served if delivered by hand (against a signed receipt), or if mailed to Landlord by registered or certified mail, return receipt requested, postage prepaid or by Federal Express or other reputable carrier, at the address on the first page of this lease, or at such other address as Landlord shall from time to time designate to Tenant in writing. The parties agree, however, that delivery of any notice by a commercial delivery service such as Federal Express, UPS, Purolator Courier, and the like, or a similar service offered by the United States Postal Service, shall also be deemed duly served for the purposes of this lease.

         22.06 Unless repugnant to the context, the words "Landlord" and "Tenant" appearing herein shall be construed to refer to the person or persons, natural or corporate, named above as Landlord or as Tenant, as the case may be, and the heirs, executors, administrators, successors, and assigns of such person or persons and those claiming through or under them or any of them. The Landlord shall be liable upon the Landlord's obligations hereunder only while owner of said premises.

         22.07 The Tenant agrees to pay interest to the Landlord on any payments made after the due dates provided in the lease. Interest on such unpaid rent shall be calculated at the rate of two (2%) per cent per annum above the then current prime rate or base rate charged by Citibank, N.A. or its successor (the "Applicable Rate") computed from the date such payment was due (including any applicable grace period) to and including the date of payment, which interest shall be deemed to be additional rent for all purposes in this Lease. The billing and acceptance of interest payments by the Landlord shall not be a waiver by the Landlord of the other rights and remedies for the Tenant's failure to make punctual payment as provided herein.

     23. NO OPTIONS:

         23.01 The submission of this lease for examination does not constitute a reservation of or option for the demised premises, and this lease becomes effective only upon execution and delivery thereof by the Landlord.

     24. OPTIONS TO RENEW:

         24.01 The Landlord hereby covenants and agrees that if, upon the termination of the original term of this Lease if Tenant is not in default under any of the material terms, covenants or conditions of this Lease on Tenant's part to be observed or performed beyond any applicable grace period provided for in this Lease for the curing of such default, the Tenant shall have the option, upon giving written notice of its exercise thereof six (6) months prior to the end of the initial term, to further extend the term of the Lease for an additional term of five (5) years (the First Option Period) upon the same terms and conditions herein contained, except that the rental as provided in Article 3 shall be calculated as hereinafter provided. Upon the termination of the first option period, if Tenant is not in default under any of the material terms, covenants or conditions of this Lease on Tenant's part to be observed or performed beyond any applicable grace period provided for in this Lease for the curing of such default, the Tenant shall have the option, upon giving written notice of its exercise thereof six (6) months prior to the end of the first option period, further to extend the term of the Lease for an additional term of five (5) years upon the same terms and conditions herein contained, except that the rental as provided in Article 3 shall be calculated as hereinafter provided, and there shall be no further options to extend the Lease. During the option periods, rental shall be adjusted (hereinafter referred to as the "Adjustment"), effective as of the commencement of any extension of the Term of this Lease, to reflect any increase in the cost of living based upon the "Consumer Price Index for Urban Wage Earners and Clerical Workers, Northeast. All items - (1982-84 = 100)" (hereinafter referred to as the "Index") published by the Bureau of Labor Statistics of the United States Department of Labor. The Adjustment shall be calculated by multiplying the rental in effect during the first month of the Original Term by a fraction, the numerator of which shall be the Index for the month in which commences each extension of term (or the nearest reported preceding month), and the denominator of which shall be the corresponding Index for the first full month of the initial term hereof.

     25. BROKERAGE:

         25.01 A. Tenant warrants and represents that it has not dealt with any realtor, broker or agent, in connection with the negotiation of this Lease, and agrees to pay and to hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or charges claimed by any broker with respect to this Lease arising as a result of the acts of Tenant.

               B. Landlord warrants and represents that it has not dealt with any realtor, broker or agent, in connection with the negotiation of this Lease and agrees to pay and to hold Tenant harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or charges claimed by any broker with respect to this Lease, arising as a result of the acts of Landlord.

     26. LEASE STATUS:

         26.01 Upon request of either party hereto, the other party will execute and deliver an instrument, in recordable form, stating, if the same be true, that this Lease is a true and exact copy of the Lease between the parties hereto, that there are no amendments hereof (or stating what amendments there may be), that the same is then in full force and effect and that, to the best of such party's knowledge, there are then no offsets, defenses or counterclaims with respect to the payment of rent reserved hereunder or in the performance of the other terms, covenants and conditions hereof to be performed by either party hereto, and that as of such date no default has been declared hereunder by either party hereto and that such party at the time has no knowledge of any fact or circumstance which it might reasonably believe would give rise to a default by either party.

     27. HOLDOVER:

         27.01 After the expiration of the term of this Lease if not extended, or extended term, if extended, if Tenant shall continue in possession thereafter, such possession shall be on a month-to-month basis upon the same terms of this Lease and in such case Tenant shall continue to pay Fixed Rent (as so adjusted from the Commencement Date) and additional rent and charges until terminated at the end of a month by either party upon thirty (30) days' advance written notice to the other party.

     28. QUIET ENJOYMENT:

         28.01 Landlord represents and covenants that Landlord has full right, power and authority to enter this Lease for the term herein granted and Landlord covenants and agrees with Tenant that upon Tenant paying the Fixed Rent, and other charges due hereunder, and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, free from any interference, molestation or acts of Landlord or of anyone claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

     29. REPRESENTATIONS BY LANDLORD:

         29.01. A. Landlord hereby represents to, and covenants with, Tenant as follows:

                  (i) Landlord has good and marketable fee simple title to the Mill and the Demised Premises, subject to no liens or encumbrances other than easements, rights-of-way, zoning and similar restrictions on the use of property and minor irregularities of title which do not, individually or in the aggregate, adversely impair the use of the Demised Premises for the purposes set forth in this Lease. The representation contained in this subparagraph (i) shall be true and correct as of this date and the Commencement Date.

                  (ii) Landlord is duly authorized to execute this Lease.

                  (iii) During the term of this Lease, Landlord shall not voluntarily pursue an application for a zoning variance which would adversely affect Tenant's use of the Demised Premises.

                  (iv) There has been issued and there remains in effect every certificate of occupancy or use or other permit currently required for the existing use and occupancy of the Demised Premises.

                  (v) The Mill and the Demised Premises and the use and occupancy thereof are in material compliance with all local zoning, land use, set back or other development and use requirements of all applicable governmental authorities and all permits.

                  (vi) The Mill and the mechanical systems and equipment included in the Demised Premises are structurally sound, in good operating condition and repair (normal wear and tear excepted) and do not require material repairs.

     30. RIGHT TO CONTEST:

         30.01 So long as the actions of Tenant shall not result in a penalty being imposed against Landlord, or subject the Mill to forfeiture, Tenant shall have the right to contest or review any regulation, by-law, order, statute, assessment or similar item imposed by any governmental authority having jurisdiction over the Mill or the Demised Premises ("order") by legal proceedings or in such manner as Tenant may deem advisable and may have any such order cancelled, removed or revoked, without actual compliance therewith. If any such actions or proceedings are instituted by Tenant, they shall be instituted and conducted diligently and in good faith at the expense of the Tenant and free of expenses to the Landlord.

     31. SELF-HELP; RENT ABATEMENT:

         31.01 If, for any reason (other than damage or destruction otherwise provided for pursuant to Article 10 hereof), including, without limitation, "Force Majeure" delays, there is a failure to make any repair or replacement, or to perform any other obligation of Landlord under this Lease, and as a result thereof the conduct of Tenant's normal business operations in the Demised Premises (or a material portion thereof) shall be materially impaired (any or all of the foregoing hereinafter sometimes referred to as an "Interruption"), and, after notice thereof by Tenant to Landlord, Landlord does not with reasonable dispatch commence action to remedy such interruption, or if so commenced, does not continue such action with reasonable diligence, and complete the same with reasonable dispatch (or, in the case of emergency, within two (2) days), then, in any such event, and upon the giving of five (5) days' written notice to Landlord (or, in the case of emergency, upon the giving of such notice, oral or written, as may be reasonable under the circumstances), Tenant shall have the right (but not the obligation) to make any such repairs or replacements that Landlord shall have failed to make, or to perform such other obligation of Landlord as Landlord shall have failed to perform, as Landlord's agent, and Tenant may deduct the reasonable costs thereof (with interest at the Applicable Rate from the date of expenditure to the date that such cost plus interest shall have been fully deducted) from any rents payable to Landlord.

     32. ARBITRATION:

         32.01 Any controversy or claim arising out of, or relating to this Lease or the breach thereof, shall be settled by arbitration, in accordance with the Commercial Arbitration Rules, then obtaining, of the American Arbitration Association at Boston, Massachusetts, or such other site as agreed by the parties and judgment upon the award rendered may be entered in any Court having jurisdiction thereof.

         IN WITNESS WHEREOF, the said Landlord and Tenant have hereunto and to a duplicate original hereof, interchangeably set their hands and seals on the day and date first set forth above, by their property officers hereunto duly authorized.

Signed and sealed
in the presence of:-


                                           ERIKA REALTY TRUST

                                       By:
------------------------------------       ------------------------------------
                                                                      , TRUSTEE


                                           ARIS INDUSTRIES, INC.

                                       By:
------------------------------------       ------------------------------------

                               AGREEMENT OF LEASE


By and Between

ERIKA REALTY TRUST
100 North Front Street
New Bedford, Massachusetts

and

ARIS INDUSTRIES, INC.
1411 Broadway
New York, New York  10018

TABLE OF CONTENTS
-----------------

DEMISED PREMISES.......................................  PAGE 1
TERM...................................................  PAGE 2
RENT...................................................  PAGE 2
USE OF PREMISES .......................................  PAGE 3
TAXES, WATER AND SEWER.................................  PAGE 4
INSURANCE..............................................  PAGE 6
SERVICES...............................................  PAGE 8
ALTERATIONS............................................  PAGE 9
REPAIRS AND COST OF MAINTENANCE PERSONNEL..............  PAGE 11
DESTRUCTION BY FIRE OR OTHER CASUALTY..................  PAGE 12
SIGNS..................................................  PAGE 15
UTILITIES..............................................  PAGE 16
ASSIGNMENT OF LEASE ...................................  PAGE 16
ELEVATORS..............................................  PAGE 21
LANDLORD'S RIGHT TO ENTER UPON THE PREMISES............  PAGE 21
LANDLORD NOT LIABLE FOR DEFECTS........................  PAGE 22
LIABILITY FOR INJURY...................................  PAGE 22
COVENANTS TO PAY RENT, ETC., DEFAULT...................  PAGE 22
FIXTURES...............................................  PAGE 24
SURRENDER..............................................  PAGE 26
WAIVER OF BREACH, ETC..................................  PAGE 27
MISCELLANEOUS..........................................  PAGE 27
NO OPTIONS ............................................  PAGE 30
OPTIONS TO RENEW.......................................  PAGE 30
BROKERAGE .............................................  PAGE 32
LEASE STATUS...........................................  PAGE 32
HOLDOVER...............................................  PAGE 33
QUIET ENJOYMENT .......................................  PAGE 33
REPRESENTATIONS BY LANDLORD............................  PAGE 34
RIGHT TO CONTEST.......................................  PAGE 35
SELF-HELP; RENT ABATEMENT .............................  PAGE 35
ARBITRATION............................................ .PAGE 36